UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [XX]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only

[ ] Definitive Proxy Statement

[XX] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 0-2666

250 West 57th St. Associates L.L.C.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[XX] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    Amount Previously Paid:
    Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Item a: Announcement letter to consenters;

250 West 57th St. Associates L.L.C.

c/o Wien & Malkin llp

60 East 42nd Street

New York, New York 10165

Telephone: (212) 687-8700

Telecopier: (212) 986-7679

April 23, 2004

To Participants in 250 West 57th St. Associates L.L.C.:

I am pleased to advise you that we have received the required Participant consent to the property enhancement and financing proposals recommended in our March 10, 2004 Solicitation. Authorization for the program is now in effect.

We shall advise you of our progress.

Sincerely,

Peter L. Malkin

Item b: Announcement letter to non-consenters; and

250 West 57th St. Associates L.L.C.

c/o Wien & Malkin llp

60 East 42nd Street

New York, New York 10165

Telephone: (212) 687-8700

Telecopier: (212) 986-7679

April 23, 2004

To Participants in 250 West 57th St. Associates L.L.C.:

I am pleased to advise you that we have received the required Participant consent to the property enhancement and financing proposals recommended in our March 10, 2004 Solicitation. Authorization for the program is now in effect.

Since we have not yet received your consent, I am enclosing a duplicate Consent form with the request that you now consent.

If you have any question, you may wish to consult your own adviser. Please feel free separately to contact at Wien & Malkin (212-687-8700) Alvin Silverman or Thomas N. Keltner, Jr. regarding the proposals in the Solicitation or Melanie Boruch regarding signing and returning the Consent.

I would very much appreciate your consent by your promptly signing and returning the enclosed Consent form in the self-addressed envelope. We shall advise you of our progress.

Sincerely,

Peter L. Malkin

Encs.

Item c: Consent form with item (b) letter.

Consent form on March 10, 2004 is incorporated by reference